Exhibit 10.29

AMENDMENT TO THE

AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN,

AS AMENDED AND RESTATED AS OF MAY 6, 2009

This Amendment to the Autoliv, Inc. 1997 Stock Incentive Plan, as amended and restated as of May 6, 2009 (the “Plan”), is hereby adopted by the Board of Directors of Autoliv, Inc. (the “Company”).

1. The Plan is hereby amended, effective as of May 8, 2012, by deleting in its entirety the definition of “Participant” in Section 2 and replacing it with the following:

“Participant” means any key employee or non-employee director of the Company or an Affiliate selected by the Committee and granted an award under the Plan; provided, however, that a non-employee director shall only be eligible to receive awards of fully-vested shares of Common Stock granted in satisfaction of payment of all or a portion of his or her annual base retainer for service on the Board.”

2. Except as expressly amended hereby, the terms of the Plan shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

AUTOLIV, INC.

By:
Authorized Officer